  Exhibit 99.1

Big Rock Partners Acquisition Corp. Announces Extension of Time to Consummate Business Combination

NEW YORK, NY / ACCESSWIRE / February 22, 2019 / Big Rock Partners Acquisition Corp. (NASDAQ: BRPA) (the "Company" or "Big Rock Partners") today announced that its sponsor, Big Rock Partners Sponsor, LLC, has extended the deadline by which the Company must complete a business combination by three months, from February 22, 2019 to May 22, 2019. In order to fund the $690,000 deposit required to allow for such extension, the Company has obtained a loan from BRAC Lending Group LLC evidenced by a non-interest bearing promissory note that is payable upon the consummation of a business combination by the Company. If the Company fails to consummate a business combination, the outstanding debt under the promissory note will be forgiven, except to the extent of any funds held outside of the Company's trust account after paying all other fees and expenses of the Company.

About Big Rock Partners Acquisition Corp.

 Big Rock Partners is a blank check company formed for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. Big Rock Partners' management team includes Richard Ackerman, Chairman, President, and Chief Executive Officer, Lori Wittman, Chief Financial Officer and Treasurer, and Bennett Kim, Chief Investment Officer and Corporate Secretary.

Forward-Looking Statements:

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q and other filings with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Big Rock Partners Acquisition Corporation
Dawn Langford
(310) 734-2344
dlangford@bigrockpartners.com

SOURCE: Big Rock Partners Acquisition Corp.